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                                                                    EXHIBIT 3.32

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       GN GOVERNMENT OLDCO SERVICES, INC.

         GN Government Oldco Services, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by written consent filed with the minutes of the board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting such amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment are as follows:

         RESOLVED, that ARTICLE 1 of the Corporation's Certificate of Incorporation be and it hereby is amended in its entirety to read as follows:

         ARTICLE 1. Name.

         The name of the corporation is General Nutrition Government Services, Inc. (the "Corporation").

         SECOND: That any and all references to GN Government Oldco Services, Inc. shall hereby be changed to General Nutrition Government Services, Inc.

         THIRD: That in lieu of a meeting and vote of stockholders, the stockholders have given their written consent of said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

         FIFTH: That this Certificate of Amendment shall be effective on November 10, 2003.

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed this 10th day of November, 2003.

                                                GN GOVERNMENT OLDCO SERVICES,
                                                INC.

                                                By: /s/ James Sander
                                                    ----------------------------
                                                Name: James Sander
                                                Title: Vice President

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